EXHIBIT 32.1

CERTIFICATIONS OF JOSEPH R. ROZELLE, PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K/A of Ruby Growth Corporation (the “Company”) for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  January 9, 2009

/s/ Joseph R. Rozelle
JOSEPH R. ROZELLE
Principal Executive Officer
and Principal Financial Officer

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.